UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2012

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On July 16, 2012, Roberts Realty Investors, Inc., the registrant, extended the maturity date of our $8,175,000 loan with Wells Fargo Bank, N.A. to October 31, 2012 on substantially the same terms and conditions.  At the closing, we deposited with Wells Fargo $153,000 as an interest and real estate tax reserve to fund these payments through the maturity date.  Under the terms of the loan, we will make monthly payments of interest only at the 1-month LIBOR index rate plus 300 basis points, with an interest rate floor of 5.00% per annum.  The loan is secured by our Peachtree Parkway property and by our North Springs property.

The above description of the material terms of the Wells Fargo loan renewal is qualified in its entirety by reference to the full text of the Letter Modification Agreement dated July 16, 2012, which is attached as Exhibit 10.1 to this report and incorporated into this Item 1.01 by this reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit

10.1	Letter Modification Agreement dated July 16, 2012 by and among Roberts Properties Residential, L.P., Roberts Realty Investors, Inc. and Wells Fargo Bank, N.A. (Peachtree Parkway).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: July 17, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer